                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Prospectus Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             MEASUREX CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             MEASUREX CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        -----------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
        -----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        -----------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
        -----------------------------------------------------------------------

*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
        -----------------------------------------------------------------------

    (3) Filing Party:
        -----------------------------------------------------------------------

    (4) Date Filed:
        -----------------------------------------------------------------------

Notes:

[MEASUREX CORPORATION LOGO APPEARS HERE]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 19, 1994



To Our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of MEASUREX CORPORATION (the "Company") which will be held at the Company's principal executive offices, One Results Way, Cupertino, California, at 10:00 a.m. on April 19, 1994 for the following purposes:

    1. To elect to the board three directors;

    2. To consider and vote upon a proposal to approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,000,000 to 1,225,000 shares;

    3. To consider and vote upon a proposal to ratify the selection of Coopers & Lybrand as independent public accountants for the Company for the fiscal year ending November 27, 1994; and

    4. To act upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on February 24, 1994 as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

    Representation of at least a majority of all outstanding shares of Common Stock of Measurex Corporation is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

                                      By Order of the Board of Directors,

                                      Charles Van Orden
                                      Secretary
Cupertino, California
March 3, 1994

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                              MEASUREX CORPORATION

                           TO BE HELD APRIL 19, 1994

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MEASUREX CORPORATION ("Measurex" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders which will be held at 10:00 a.m. on April 19, 1994 at the Company's principal executive offices, One Results Way, Cupertino, California 95014, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about March 3, 1994.

                         VOTING RIGHTS AND SOLICITATION

    The close of business on February 24, 1994 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, Measurex had 17,883,233 shares of common stock, $.01 par value per share (the "Common Stock"), issued and outstanding, exclusive of treasury stock. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon.

    Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to Measurex will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal 1--Election of Directors," FOR approval of the amendment to the Measurex Employee Stock Purchase Plan as described herein under "Proposal 2--Approval of Amendment to the Employee Stock Purchase Plan" and FOR ratification of the selection of accountants as described herein under "Proposal 3--Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The entire cost of soliciting proxies will be borne by Measurex. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Measurex employees for no additional compensation. The Company has engaged Corporate Investor Communications, Inc. ("CIC") to provide routine advice and services for proxy solicitation. CIC will receive approximately $4,500 from the Company for such advice and services. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS


    The members of the Board of Directors of Measurex are classified into three classes, one of which is elected at each Annual Meeting of Stockholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

NOMINEES TO BOARD OF DIRECTORS

                                                                              CLASS AND
                                                                               YEAR IN
                                                                DIRECTOR      WHICH TERM
      NAME               PRINCIPAL OCCUPATION                    SINCE        WILL EXPIRE       AGE
      ----               --------------------                   --------      -----------       ---
Paul Bancroft III        Venture Capitalist                       1968         Class I          64
                                                                                 1997

Dwight C. Baum           Senior Vice President, PaineWebber       1968         Class I          81
                         Incorporated (investment banking)                       1997

John C. Gingerich        President and Chief Operating            1993         Class I          57
                         Officer,  Measurex Corporation                          1997

          Mr. Bancroft is a venture capitalist. He was a venture capitalist and consultant to Bessemer Securities Corporation ("Bessemer") from 1988 to 1992.
He was President, Chief Executive Officer and a Director of Bessemer from 1976 to 1988, a Senior Vice President of Bessemer from 1974 to 1976 and Vice President of Bessemer from 1967 to 1974. Mr. Bancroft is a director of Scudder Equity Trust, Scudder New Europe Fund, Inc., Scudder New Asia Fund, Inc., Scudder Development Fund, Scudder International Fund, Scudder Global Fund, Inc., Litton Industries, Inc. and Albany International Corporation.

          Mr. Baum is currently Senior Vice President of PaineWebber Incorporated, an investment banking firm, and Chairman of the Board of Directors of United Cities Gas Company. Until 1984, he had been Advisory Director of Blyth Eastman PaineWebber Incorporated and a Senior Vice President and director of its predecessor since 1956. Mr. Baum is also a director of Dominguez Services Corporation and Westminster Capital, Inc.

          Mr. Gingerich has served as President and Chief Operating Officer of Measurex since December 1993. Prior to such date Mr. Gingerich served in a variety of positions at Measurex since joining the Company in 1970. Prior to his appointment as President and Chief Operating Officer, he had served as Executive Vice President since 1982.

DIRECTORS NOT STANDING FOR ELECTION

          The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.


                                                                             CLASS AND
                                                                              YEAR IN
                                                                DIRECTOR    WHICH TERM
   NAME                       PRINCIPAL OCCUPATION               SINCE      WILL EXPIRE   AGE
   ----                       --------------------              --------    -----------   ---
David A. Bossen     Chairman of the Board of Directors and         1968       Class II    67
                    Chief Executive Officer, Measurex                           1995
                    Corporation

Orion L. Hoch       Chairman of the Board of Directors,            1979       Class II    65
                    Litton Industries, Inc. (multi-industry                     1995
                    company)

Jeffery T. Grade    Chairman of the Board of Directors and         1993       Class II    50
                    Chief Executive Officer, Harnischfeger                      1995
                    Industries, Inc. (manufacturer of
                    papermaking, surface mining and
                    material handling equipment and provider
                    of systems integration services)

John W. Larson      Chairman, Brobeck, Phleger & Harrison          1970(1)   Class III    58
                    (law firm)                                                  1996

J.W. McKittrick     President, Tel-Research Corporation            1968      Class III    66
                    (consulting business)                                       1996

Graham Tyson        Retired Chairman and Chief Executive           1979      Class III    70
                    Officer, Dataproducts Corporation                           1996
                    (computer printer manufacturer)

_______________

(1) Except for a period from July 1971 to September 1973 when Mr. Larson was in government service.

          Mr. Bossen is a founder of Measurex and has served as President and Chief Executive Officer from the Company's incorporation in January 1968 until December 1993 when he was made Chairman of the Board of Directors and Chief Executive Officer.

          Dr. Hoch has been Chairman of the Board of Directors of Litton Industries, Inc. ("Litton"), a multi-industry company, since March 1988. He was Chief Executive Officer of Litton from 1986 to 1992 and was President of Litton from 1982 to 1988. Dr. Hoch has served as a director of Litton since 1982. He was President and Chief Executive Officer of Intersil, Inc. (a semiconductor company) from 1976 to 1982. He was President of Advanced Memory Systems, Inc., a predecessor to Intersil, Inc., from February 1974 to November 1976. Dr. Hoch is also a trustee of Carnegie Mellon University.

          Mr. Grade was appointed to the Board on February 11, 1993, filling the position vacated by William W. Goessel who resigned on the same day. Mr. Grade has been Chairman of the Board of Directors and Chief Executive Officer at Harnischfeger Industries, Inc. ("Harnischfeger"), a manufacturer of papermaking, surface mining and material handling equipment and provider of system integration services, since 1993. He was President and Chief Executive

Officer of Harnischfeger from 1992 until 1993, and served as its President and Chief Operating Officer from 1986 until 1992. Mr. Grade is also a director of Crucible Materials Corporation and Coeur d'Alene Mines Corporation.

          Mr. Larson has been the Chairman of the law firm of Brobeck, Phleger & Harrison since January 1, 1993, and served as Managing Partner of the firm from 1988 through 1992. He has been a partner with such firm since January 1969 except for the period from July 1971 to September 1973 when he was in government service as Assistant Secretary of the United States Department of the Interior and Counselor to the Cost of Living Council. Measurex has retained Brobeck, Phleger & Harrison as its counsel since 1968 and proposes to retain said firm during the current fiscal year. Mr. Larson was Secretary of Measurex from 1968 to 1988, except during his period of government service, and he has served as Assistant Secretary since 1988.

          Mr. McKittrick has been President of Tel-Research Corporation ("TRC"), a telecommunications consulting firm since 1990. He also served as President of TRC from 1980 to 1987. He was President and Chief Executive Officer of VMX, Inc., a manufacturer of voice messaging systems, from 1987 to 1988 and its Chairman and Chief Executive Officer from 1988 to 1990.

          Mr. Tyson is the retired Chairman and Chief Executive Officer of Dataproducts Corporation, a manufacturer of printers and other products primarily for the computer and telecommunications industries. Mr. Tyson was one of the founders of Dataproducts Corporation and served as its President and Chief Executive Officer from 1971 to 1980. He served as its Chief Executive Officer from 1980 to 1982, Chairman of the Board from 1980 to 1985, and President and Chief Executive Officer from 1985 to 1986.

                         BOARD MEETINGS AND COMMITTEES

          The Board of Directors of the Company held a total of 4 meetings during fiscal 1993. Each director, except Mr. Grade, attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served.

          The Company has an Audit Committee and a Compensation Committee of the Board of Directors. There is no nominating committee or committee performing the functions of such committee.

          The Audit Committee meets with the Company's financial management and its independent accountants at various times during each year and reviews internal control conditions, audit plans and results, and financial reporting procedures. This Committee, consisting of Messrs. Baum, McKittrick, Tyson and Grade held 2 meetings during fiscal 1993.

          The Compensation Committee reviews and approves the Company's compensation arrangements for management. This Committee, consisting of Messrs. Bancroft, Hoch and Larson, held one meeting during fiscal 1993.

                             DIRECTOR REMUNERATION

          Non-employee members of the Board are each paid an annual retainer fee of $13,200 plus a fee of $1,000 per Board meeting and $750 per Committee meeting attended and are reimbursed for all out-of-pocket costs incurred in connection with their attendance at such meetings.

     Under the automatic option grant program in effect under the Company's 1993 Stock Option Plan, an individual who first becomes a non-employee member of the Board will receive an automatic option grant for 16,000 shares of the Company's Common Stock upon commencement of Board service, and each individual with six or more months of Board service will receive an automatic option grant for an additional 4,000 shares at each Annual Stockholders Meeting at which he continues to serve as a non-employee Board member, whether or not he is standing for reelection at that particular meeting. Under this program, Mr. Grade received a 16,000-share option grant on February 11, 1993 when he was appointed to the Board. The exercise price per share in effect under that grant is $19.6875, the fair market value per share of Common Stock on the grant date. On April 20, 1993, the date of the 1993 Annual Stockholders Meeting, each non-employee Board member (other than Mr. Grade) received an automatic option grant under the 1993 Stock

Option Plan for 4,000 shares of Common Stock with an exercise price of $16.375 per share, the fair market value per share of Common Stock on the grant date. Each 16,000-share and 4,000-share option has a term of ten years and will become exercisable in four equal annual installments over the optionee's period of Board service, beginning one year after the grant date. However, each outstanding automatic option grant will immediately become exercisable for all the option shares should the Company be acquired by merger or asset sale or should there occur a hostile take-over of the Company through a tender offer for more than 50% of the outstanding Common Stock or a change in the majority of the Board as a result of one or more contested elections for Board membership. Upon the successful completion of a hostile tender offer for more than 50% of the outstanding Common Stock, each outstanding automatic option grant may be surrendered to the Company in return for a cash payment in an amount per share of Common Stock subject to the surrendered option equal to the greater of (i) the highest tender offer price per share paid for the Common Stock or (ii) the fair market value per share on the option surrender date, less the option exercise price payable per share.

     No other compensation is paid to the non-employee members of the Board with respect to their service on the Board.


                        SECURITY OWNERSHIP OF MANAGEMENT

          The following table sets forth the beneficial ownership of the Common Stock of Measurex as of February 24, 1994 by each director, each executive officer named in the Summary Compensation Table in the "Executive Compensation" section below, and all directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

                                                                             APPROXIMATE
                                                          SHARES               PERCENT
                                                       BENEFICIALLY          BENEFICIALLY
                NAME                                     OWNED(1)               OWNED
                ----                                   -----------           ------------
Paul Bancroft III.............................            56,000(2)              0.3%
Dwight C. Baum................................            48,000                 0.3%
David A. Bossen...............................           364,625                 2.0%
John C. Gingerich.............................            78,694                 0.4%
Jeffery T. Grade..............................             4,000(3)                 *
Orion L. Hoch.................................            32,000                 0.2%
John W. Larson................................            46,726                 0.3%
Robert McAdams, Jr............................            52,473                 0.3%
J.W. McKittrick...............................            31,680                 0.2%
Graham Tyson..................................            28,000                 0.2%
Carl A. Thomsen...............................            18,966                 0.1%
Glenn R. Wienkoop.............................            77,238                 0.4%
All current directors and executive officers
 as a group (16 persons)......................           908,995                 5.1%

- ---------------
* Less than 0.1%.

(1) Includes shares of Common Stock purchasable under options which are exercisable as of February 24, 1994 or which will become exercisable within 60 days thereafter.

(2) Does not include 1,100 shares owned by Mr. Bancroft's spouse, over which he has no voting or investment power and as to which he disclaims any beneficial interest.

(3) Does not include 3,640,000 shares beneficially owned by Harnischfeger Industries, Inc. of which Mr. Grade is Chairman of the Board of Directors and Chief Executive Officer. See "Principal Stockholders" and "Certain Transactions."

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information with respect to the only persons who beneficially owned (to the Company's knowledge) more than 5% of the Common Stock of Measurex as of February 24, 1994.

                                                                          AMOUNT AND
                                                                           NATURE OF
          NAME AND ADDRESS                       BENEFICIAL                 PERCENT
         OF BENEFICIAL OWNER                     OWNERSHIP                 OF CLASS
         -------------------                     ----------               ----------
 Harnischfeger Industries, Inc........           3,640,000                   20.0%
 13400 Bishops Lane
 Brookfield, Wisconsin 53005

 Mitchell Hutchins....................           1,769,700(1)                 9.9%
 Institutional Investors, Inc.
 1285 Avenue of the Americas
 New York, New York  10019

 State of Wisconsin Investment Board..             950,000                    5.3%
 P. O. Box 7842
 Madison, Wisconsin 53707

- --------------------------

(1) Pursuant to Amendment No. 1 to Schedule 13G dated February 7, 1994 and filed with the Securities and Exchange Commission, Mitchell Hutchins Institutional Investors Inc. has reported shared voting power over all of these shares.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all
Section 16(a) reports they file.

          Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended November 28, 1993 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

          The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the Company's four other highest-paid executive officers (as determined as of the end of the last fiscal year) for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended November 28, 1993, November 29, 1992 and December 1, 1991, respectively. No executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1993 fiscal year have resigned or terminated employment during the fiscal year.

                                   SUMMARY COMPENSATION TABLE
                                                                        Long-Term
                                                                      Compensation
                                                                         Awards
                                                                      ------------
                                                                        Number of
    Name and                            Annual Compensation             Securities       All Other
    Principal            Fiscal       ------------------------          Underlying        Compensa-
    Position              Year        Salary($)/1/     Bonus($)      Options (#)/2/3/    tion ($)/4/
    ---------            ------       ------------     --------      ----------------    -----------
David A. Bossen           1993          405,000        234,300            47,550            7,646
  Chief Executive         1992          383,527        110,300            25,000            7,857
  Officer and             1991          344,783         82,210           170,822            6,496
  Chairman of the
  Board of Directors
John C. Gingerich         1993          290,000        131,800            25,000            2,585
  President,              1992          273,947         67,700            20,000            2,285
  Chief Operating         1991          246,555         54,448            77,444            2,725
  Officer and
  Director
Glenn R. Wienkoop         1993          255,000        124,700            28,250            1,542
  Executive Vice          1992          235,009         62,200            25,000            1,542
  President,              1991          227,988         49,964            56,000            1,542
  Engineering and
  Marketing
Robert McAdams, Jr.       1993          235,008         81,600            15,000            2,171
  Senior Vice             1992          221,145         46,000            14,000            1,932
  President,              1991          198,112         35,002            54,973            2,183
  Operations and
  Information
  Services
Carl A. Thomsen           1993          165,000         59,200            10,000            1,681
  Senior Vice             1992          145,963         24,900             8,000            1,564
  President and           1991          135,000         15,124            16,000            1,415
  Chief Financial
  Officer

- ----------------------
/1/ Includes salary deferred under the Company's Savings and Deferred Profit-Sharing Plan.

/2/ A portion of the base salary otherwise payable to each indicated officer for the 1991 fiscal year was reduced by the amount shown in the table below in return for an option to purchase shares of Common

Stock at an aggregate discount equal to the amount of the salary reduction. The option price per share for such options is equal to one-third of the fair market value of the Common Stock on the grant date. Each such option became exercisable for 50% of the option shares on June 30 of the year of grant and became exercisable for the balance of the shares in six equal monthly installments thereafter. The optionee has a period of 10 years, measured from the grant date, to exercise the option, whether or not he remains in the Company's service. The number of shares of Common Stock for which such discount options were granted to the named executive officers for the 1991 fiscal year, the exercise price payable per share and the aggregate discount as of the grant date were as follows:

                                                                            Aggregate Discount
                                                                               and Amount
    Officer                 Number of Shares         Exercise Price        of Salary Reduction
    -------                 ----------------         --------------        -------------------
David A. Bossen                 3,422                   $5.6250                 $ 38,498

John C. Gingerich               2,444                   $5.6250                 $ 27,495

Robert McAdams, Jr.             1,973                   $5.6250                 $ 22,196

- -------------------
/3/ Includes options granted in the 1991 fiscal year upon cancellation of options covering the same number of shares. The vesting period of the regranted options started over again at the regrant date.

/4/ Includes for fiscal year 1993 (i) the contributions made by the Company to the Savings and Deferred Profit-Sharing Plan on behalf of each named executive officer and (ii) the insurance premiums paid by the Company on the special term life insurance policies provided each named executive officer, as follows:

Officer                Plan Contribution  Insurance Premiums
- -------                -----------------  ------------------
David A. Bossen              $1,000              $6,646
John C. Gingerich            $1,000              $1,585
Glenn R. Wienkoop            $1,000              $  542
Robert McAdams, Jr.          $1,000              $1,171
Carl A. Thomsen              $1,000              $  681

STOCK OPTIONS

          The following table contains information concerning the grant of stock options made under the Company's 1993 Stock Option Plan for the 1993 fiscal year to the named executive officers. No stock appreciation rights ("SARs") were granted during the fiscal year to such individuals.

                                         OPTION GRANTS IN LAST FISCAL YEAR
                                                                                        Potential Realizable
                                                                                       Value at Assumed Annual
                                                                                         Rates of Stock Price
                                   Individual Grants                                 Appreciation for Option Term
- -----------------------------------------------------------------------------------------------------------------
                          Number of      % of Total
                          Securities      Options
                          Underlying     Granted to      Exercise
                           Options      Employees in      Price        Expiration
    Name                  Granted/1/     Fiscal Year    Per Share/2/      Date             5%/3/      10%/3/
    ----                  ----------    ------------    ------------   ----------          -----      ------
David A. Bossen             47,550          8.00          18.8750        1/13/98          247,964    547,937
John C. Gingerich           25,000          4.20          18.8750        1/13/98          130,370    288,084
Glenn R. Wienkoop           28,250          4.75          18.8750        1/13/98          147,319    325,535
Robert McAdams, Jr.         15,000          2.52          18.8750        1/13/98           78,222    172,850
Carl A. Thomsen             10,000          1.68          18.8750        1/13/98           52,148    115,234
- ------------------------------------------------------------------------------------------------------------------

/1/ All the options were granted on January 14, 1993. Each option will become exercisable for all of the option shares in four equal and successive annual installments over the optionee's period of service with the Company, beginning one year after the grant date. Each option has a maximum term of 5 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. Should Mr. Bossen's employment terminate by reason of retirement at or after age 65, his option will become exercisable for all of the option shares. Each of the granted options will become immediately exercisable for all of the option shares in the event the Company is acquired by merger or asset sale, unless the option is assumed or otherwise replaced by the acquiring entity. Upon the termination of the optionee's employment within 18 months after (i) an acquisition of the Company which does not otherwise result in the immediate acceleration of the option or (ii) any hostile change in control of the Company effected by tender offer for 50% or more of the outstanding Common Stock or a change in the majority of the Board as a result of one or more contested elections for Board membership, the option will become immediately exercisable for all of the option shares. Such option acceleration will, however, be limited so as to avoid excess parachute payments under the federal tax laws. For further information concerning these option acceleration provisions, please see the section below entitled Employment Contracts and Change of Control Arrangements.

/2/ The exercise price of each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability. The Plan Administrator also has the authority to reprice outstanding options through the cancellation of those options and the grant of replacement options with a exercise price equal to the fair market value of the option shares on the regrant date.

/3/ The five percent (5%) and ten percent (10%) assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 5-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants.

OPTION EXERCISES AND HOLDINGS

          The following table provides information with respect to the named executive officers concerning the exercise of options during the 1993 fiscal year and unexercised options held as of the end of the 1993 fiscal year. No SARs were exercised during the 1993 fiscal year or outstanding as of the end of the 1993 fiscal year.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                         Number of
                                                                        Securities                           Value of
                                                                        Underlying                         Unexercised
                                                                        Unexercised                        in-the-Money
                                                                     Options at Fiscal                   Options at Fiscal
                              Shares                                  Year-End (1993)                         Year-End**
                            Acquired on                      ----------------------------------------------------------------------
           Name             Exercise (#)    Value Realized*    Exercisable      Unexercisable      Exercisable      Unexercisable
- -----------------------------------------------------------------------------------------------------------------------------------
David A. Bossen                 -0-                $0             96,398           150,000           $447,718          $503,728
John C. Gingerich               -0-                 0             44,944            77,500            206,341           264,375
Glenn R. Wienkoop               -0-                 0             34,250            75,000            119,203           232,328
Robert McAdams, Jr.             -0-                 0             31,973            52,000            149,373           181,344
Carl A. Thomsen                 -0-                 0             10,000            24,000             40,625            78,625
- -----------------------------------------------------------------------------------------------------------------------------------

 * Based on the fair market value of the shares on the exercise date less the exercise price paid for the shares.

** Based on the fair market value of the shares on the last day of the fiscal year ($20.75 per share) less the exercise price payable for such shares.

REPORT OF THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors sets the base salary of the Company's executive officers and approves individual bonus programs for such individuals. In fiscal year 1993, option grants to executive officers were made by the Board of Directors, and the Board had complete discretion in establishing the terms of each such grant. However, in December 1993 the Compensation Committee was delegated sole responsibility for granting options to executive officers. The following is a summary of policies of the Compensation Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

          GENERAL COMPENSATION POLICY. The Committee's overall policy is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the achievement of annual financial performance goals established by the Committee, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

          FACTORS. Several important factors taken into account in establishing each executive officer's compensation package for the 1993 fiscal year are summarized below. Additional factors were taken into account to a lesser degree, and the relative weight given to each factor varied with each individual in the sole discretion of the Committee. The Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

          * BASE SALARY. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry (with the salary levels for the Company's executive officers generally set to correspond between the midpoint and the third quartile of the surveyed data) and internal comparability considerations. As a general matter, year-to-year adjustments to each executive officer's base salary are based upon personal performance for the year and changes in the general level of base salaries of persons in positions comparable to that of the executive officer within the industry. Although the Company's profitability generally is not a factor in determining the base salaries of executive officers, base salaries have been frozen in certain prior years due to the Company's flat performance in such years.

          * ANNUAL INCENTIVE COMPENSATION. Annual bonuses are earned by each executive officer on the basis of the Company's achievement of corporate performance targets established by the Committee at the start of the fiscal year. The amount of the bonus pool for fiscal year 1993 was determined on the basis of the following performance targets: level of operating income for the year, the rate of inventory turnover and the average period for which accounts receivable remained outstanding. The aggregate bonus pool was then allocated to individual executive officers on the basis of their position within the Company and their performance rating for the year.

          * LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. Until December 1993, stock option grants were made annually by the Board of Directors to each of the Company's executive officers. In future fiscal years, such grants will be made solely by the Committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant becomes exercisable in installments over the officer's period of employment and allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time, thus providing a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company's employ. The size of the option grant to each executive officer, including the Chief Executive Officer, is set at a level which is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company and the base salary associated with that position, the size of comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods and the number of options held by the individual at the time of grant. The relative weight given to these factors in connection with the option grants made for the 1993 fiscal year varied with each individual in the sole discretion of the Board of Directors.

          Discount options may also be granted to executive officers, provided they elect to reduce their salary by an amount equal to the aggregate discount on the option shares. Although the options are granted at below fair market value, the officer will not be able to recover the full amount of his or her salary reduction if the market price of the option shares declines over the option term. Accordingly, the value of these options is tied to appreciation in the market price of the Company's Common Stock, and they accordingly represent an investment made by the officer in the future success of the Company. No discounted option grants were made during the 1993 fiscal year.

          CEO COMPENSATION. In setting the compensation payable to the Company's Chief Executive Officer, David A. Bossen, the Committee sought to be competitive with other companies in the industry, while at the same time assuring that a significant percentage of such compensation will be tied to Company performance and stock price appreciation.

          The Committee established Mr. Bossen's base salary based on an evaluation of his personal performance and with the objective of having his base salary keep pace with salaries being paid to similarly situated chief executive officers. Mr. Bossen's salary was set within the third quartile of the surveyed data. With respect to Mr. Bossen's base salary, it is the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors.

          The remaining components of Mr. Bossen's 1993 fiscal year compensation, however, were dependent upon both individual and corporate performance and provided no dollar guarantees. The cash bonus paid to him for the 1993 fiscal year was based on the Company's attainment of performance factors tied to the level of operating income, rate of inventory turnover and the average period for which accounts receivable remained outstanding, as well as upon his performance rating for the year. As set forth above, the criteria applied in determining the size of Mr. Bossen's option grant are the same as those applied to each other executive officer.

          This report was submitted by the Compensation Committee of the Company's Board of Directors (except with respect to option grants):

                         Paul Bancroft, III, Chairman
                                 Orion L. Hoch
                                John W. Larson

         With respect to option grants, this report was submitted by the Company's Board of Directors:


              David A. Bossen           Graham Tyson
              Orion L. Hoch             Paul Bancroft, III
              Jeffery T. Grade          Dwight C. Baum
              John W. Larson            John C. Gingerich
              J.W. McKittrick


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, other than John W. Larson who formerly served as Secretary of the Company and who currently serves as Assistant Secretary of the Company.

         No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH



                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                          AMONG MEASUREX CORPORATION,
            THE S&P 500 INDEX AND THE S&P HIGH TECH COMPOSITE INDEX

                                                        INDEXED/CUMULATIVE RETURNS

                                  BASE       RETURN      RETURN      RETURN     RETURN     RETURN
COMPANY/INDEX NAME               PERIOD      11/89       11/90       11/91      11/92      11/93
                                           -------------------------------------------------------
Measurex Corporation              100          92          64          61         71         83
S&P 500 Index                     100         103         101         112        123        149
S&P High Tech Composite Index     100         131         126         152        180        198

       *  $100 INVESTED ON 11/30/88 IN STOCK OR INDEX-
           INCLUDING REINVESTMENT OF DIVIDENDS.
           FISCAL YEAR ENDING NOVEMBER 30


    The preceding Report of the Compensation Committee and Board of Directors on Executive Compensation and the preceding Company Stock Price Performance Graph are not to be deemed "filed" with the Securities and Exchange Commission (the "SEC"), nor shall this report or graph be incorporated by reference into any past or future SEC filings, notwithstanding any statements to the contrary in such filings.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

         The Company has entered into a severance agreement with each of the executive officers named in the Summary Compensation Table above, pursuant to which each such officer may become entitled to special severance benefits in the event his employment is terminated in connection with certain changes in control of the Company.

         A change in control is defined under each agreement to include: (i) the acquisition of 50% or more of the Company's outstanding voting stock pursuant to a transaction effected without the approval of the Measurex Board or
(ii) a change in the composition of the Measurex Board over any period of 36 months or less such that a majority of the Board ceases to be comprised of individuals who either (A) have been Board members since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by a majority of the continuing Board members described in clause (A). Should there occur such a change in control and the officer's employment is involuntarily terminated (other than for cause) within 18 months thereafter, the officer will become entitled to the following severance benefits: (i) all outstanding options at the time held by the officer will immediately accelerate and become fully exercisable for all the option shares, and (ii) the Company will make a cash lump sum payment to the officer in an amount equal to the difference between (A) 2.99 times the officer's average W-2 wages from the Company for the five calendar years immediately preceding the calendar year in which the change in control occurs and (B) the value of the officer's accelerated options, as determined in accordance with the parachute payment regulations of the federal tax laws.

         The total severance benefit payable to the officer will in general not exceed 2.99 times the officer's average W-2 wages from the Company for the five calendar years immediately preceding the calendar year in which the change in control occurs. However, certain options granted prior to the dates of the severance agreements and the special discounted options from time to time granted under the 1993 Stock Option Plan will not be subject to this limitation in the event they are accelerated in connection with the change in control.

         Involuntary termination is defined in each severance agreement as the officer's discharge (other than for cause) or other termination of employment, whether voluntary or involuntary, following a material reduction in the officer's compensation or level of responsibilities or a change in the officer's job location without his or her consent. Termination for cause includes any involuntary termination triggered by the officer's intentional misconduct.

CERTAIN TRANSACTIONS

         On May 30, 1990, the Company entered into an Affiliation Agreement (the "Affiliation Agreement") with Harnischfeger Industries, Inc., a Delaware Corporation ("Harnischfeger") pursuant to which Harnischfeger indicated its intent to purchase outstanding shares of Measurex Common Stock in open market transactions. Under the terms of the Affiliation Agreement, such stock purchases may be made at any time and from time to time, subject to market conditions and other factors. The Affiliation Agreement does not, however, obligate Harnischfeger to purchase any Measurex Common Stock at any time. With respect to any such purchases, Harnischfeger has agreed that neither it nor its affiliates will acquire in the aggregate more than 20% of the total combined voting power of outstanding Measurex voting stock (including for purposes of this calculation outstanding stock options and other securities convertible into, or entitling the holder thereof to acquire voting stock, hereafter "Voting Stock") without the prior consent of the Measurex Board of Directors, subject to certain limited exceptions. The Affiliation Agreement also provides that, upon the request of Harnischfeger, Measurex will use its best efforts to cause its Board of Directors to take all action necessary to elect a nominee selected by Harnischfeger to the Board of Directors and thereafter, throughout the term of the Affiliation Agreement and subject to certain exceptions, to nominate and solicit proxies for election as director(s) at stockholder meetings a number of Harnischfeger nominees proportionate to the amount of Measurex voting securities then held by Harnischfeger and its affiliates. Under the Affiliation Agreement, Measurex has the option to purchase all shares of Measurex voting securities owned by Harnischfeger and its affiliates (i) in the event that sales of Measurex systems to be installed on machines manufactured by Beloit Corporation, a Delaware corporation and a subsidiary of Harnischfeger ("Beloit"), fail to meet certain projections or (ii) in the event of a "change in control" of Harnischfeger or if Harnischfeger ceases to own a majority of Beloit's outstanding common stock. In addition, Harnischfeger and its affiliates have certain rights to purchase additional shares of Common Stock in the event their aggregate equity ownership interest in Measurex is diluted to certain levels. The Affiliation Agreement may be terminated by either party at the end of seven years or as otherwise set forth therein.

         Measurex and Beloit have entered into a Joint Marketing, Sales and Development Agreement dated May 30, 1990 pursuant to which Beloit has agreed to introduce and promote the sale or lease of certain products and systems manufactured by Measurex. Shipments of the Company's products to Beloit totalled $3,560,000 in the 1993 fiscal year, and the Company paid Beloit sales commissions of $58,250 in connection with certain sales of the Company's products in the 1993 fiscal year.

                                  PROPOSAL 2:

           APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN


INTRODUCTION

         The stockholders are also being asked to vote on a proposal to amend the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 1,000,000 shares to 1,225,000 shares. The amendment was adopted by the Board of Directors on December 14, 1993, subject to approval by the stockholders at the 1994 Annual Meeting.

         The Purchase Plan is a payroll-deduction based stock purchase program under which the accumulated payroll deductions of the employee participants are applied on their behalf to the purchase of Common Stock at quarterly intervals. The terms and provisions of the Purchase Plan, as modified by the proposed amendment, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Secretary of the Company at the Corporate Offices in Cupertino, California.

SECURITIES SUBJECT TO THE PURCHASE PLAN

         The Common Stock purchasable under the Purchase Plan may be either the Company's authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company and held as treasury shares, including shares purchased on the open market. Provided the stockholders approve the amendment to the Purchase Plan at the 1994 Annual Meeting, a reserve of 1,225,000 shares of Common Stock will be available for issuance over the term of the Purchase Plan. 902,203 shares of Common Stock have already been issued under the Purchase Plan through December 31, 1993, and 322,797 shares will accordingly remain available for future issuance if the amendment is approved.

         In the event that any change is made to the Company's outstanding Common Stock (whether by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities issuable under the Purchase Plan and (ii) the class and number of securities purchasable and the price per share payable under each outstanding purchase right in order to prevent the dilution or enlargement of benefits under each such right.

ADMINISTRATION

         The Purchase Plan will be administered by the Compensation Committee of the Board of Directors. As Plan Administrator, the Compensation Committee will have full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

ELIGIBILITY AND PARTICIPATION

         By reason of an amendment to the Purchase Plan adopted by the Board of Directors on July 27, 1993, participation in the Purchase Plan was extended to eligible employees of the Company's Canadian subsidiaries. Accordingly, any individual who on the start date of a purchase period (i) is employed on a basis requiring more than 20 hours of service per week for more than five months per calendar year by the Company or any participating U.S. or Canadian subsidiary in the Purchase Plan (including any U.S. or Canadian subsidiary acquired or established by the Company at any time during the term of the Purchase Plan) and
(ii) has completed at least six (6) months of service with the Company or any subsidiary (whether or not participating in the Purchase Plan) will be eligible to participate in the Purchase Plan for that purchase period.

         As of February 24, 1994, approximately 1400 employees of the Company and its participating U.S. and Canadian subsidiaries, including 9 executive officers, were eligible to participate in the Purchase Plan.

PURCHASE PERIODS

         Under the Purchase Plan, shares of Common Stock will be made available for purchase through a series of purchase periods each of a duration of three
(3) months. The start date of each purchase period is determined by the Plan Administrator. Purchase periods generally begin on March 1, June 1, September 1 and December 1 each calendar year. The initial purchase period under the Purchase Plan began on June 1, 1980; the last purchase period under the Purchase Plan will commence no later than the first day of the second fiscal quarter in calendar year 2000. No two purchase periods will run concurrently.

         The participant will have a separate purchase right for each purchase period in which he or she participates. The purchase right will be granted on the start date of the purchase period and will be automatically exercised on the last business day of that period.

PURCHASE PRICE

         The purchase price of the Common Stock acquired at the end of each purchase period will be equal to the lesser of (i) 85% of the fair market value
                                     ------
per share of Common Stock on the start date of that purchase period or (ii) 85% of the fair market value per share of Common Stock on the quarterly purchase date.

         The fair market value per share of Common Stock on any relevant date under the Purchase Plan will be the mean of the lowest and highest selling prices per share on that date on the New York Stock Exchange, as such prices are officially quoted by the composite tape of transactions on such exchange.

         On February 24, 1994, the fair market value per share of the Company's Common Stock was $19.75.

PURCHASE RIGHTS

         Each participant may, through periodic payroll deductions, apply from 2% to 10% of his or her earnings (base salary plus bonuses, commissions, overtime pay and any salary deferral contributions made under the Company's Code
Section 401(k) program) each purchase period to the purchase of Common Stock under the Purchase Plan. To the extent administratively feasible, the participant's payroll deductions will be deposited into an interest-bearing account as collected.

STOCK PURCHASES

         On the last business day of each purchase period, the payroll deductions of each participant (together with any interest earnings thereon) will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for that purchase period.

TERMINATION OF PURCHASE RIGHTS

         A participant's purchase right will terminate upon (i) the participant's termination of employment or (ii) the participant's election to withdraw from the Purchase Plan. Any payroll deductions which the participant may have made with respect to the terminated purchase right will be refunded, together with any interest earned thereon.

STOCKHOLDER RIGHTS

         No participant will have any stockholder rights with respect to the shares of Common Stock subject to his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

         No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

MERGER OR LIQUIDATION OF COMPANY

         Should the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or other reorganization in which the Company will not be the surviving corporation or should the Company be liquidated, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such transaction at a purchase price per share equal to 85% of the lower of (i) the fair market value per share of
                              -----
Common Stock on the start date of the purchase period in which such transaction occurs or (ii) the fair market value per share immediately prior to the effective date of such transaction. Alternatively, the Plan Administrator may provide for the immediate refund of all payroll deductions for the purchase period in which such transaction occurs, together with any interest earnings thereon.

AMENDMENT AND TERMINATION

         The Board may from time to time alter, amend, suspend or discontinue the provisions of the Purchase Plan. The Board may not, however, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) extend the term of the Purchase Plan, (iii) alter the purchase price formula so as to reduce the purchase price, (iv) materially increase the benefits accruing to participants or (v) materially modify the requirements for eligibility to participate in the Purchase Plan.

         The Purchase Plan will terminate upon the earlier of (i) the last day
                                                   -------
of the second fiscal quarter in the year 2000 or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights.

FEDERAL TAX CONSEQUENCES

         A participant who acquires Common Stock under the Purchase Plan will recognize ordinary income at the time of purchase in an amount equal to the excess of the fair market value of the purchased shares on the purchase date over the purchase price paid for those shares, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income.

         Any additional gain recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one (1) year following their purchase date under the Purchase Plan.

         The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the participant with respect to the purchased shares. The deduction will be allowed for the taxable year of the Company in which the ordinary income is recognized by the participant.

STOCK PURCHASES

         The following table contains information concerning the shares purchased under the Purchase Plan during the period commencing November 30, 1992 and ending November 28, 1993 by the executive officers named in the Summary Compensation Table above and by the various groups indicated:

                 EMPLOYEE STOCK PURCHASE PLAN SHARES PURCHASED

- ----------------------------------------------------------------------
                                      Number of      Weighted Average
     Name                          Shares Purchased   Purchase Price
- ----------------------------------------------------------------------
David A. Bossen                           3,312           $15.539
John C. Gingerich                            0                --
Robert McAdams, Jr.                          0                --
Glenn R. Wienkoop                         2,037           $15.539
Carl A. Thomsen                              0                --
All current executive officers as a
group  (9 persons)                        6,375           $15.533

All employees, including current         64,199           $15.560
officers who are not executive
officers, as a group (229 persons)
- ----------------------------------------------------------------------

STOCKHOLDER APPROVAL

          The affirmative vote of a majority of the voting shares represented and voted at the 1994 Annual Meeting is required for approval of the proposed amendment to the Purchase Plan. If such stockholder approval is not obtained, no shares will be issued under the Purchase Plan on the basis of the proposed 225,000-share increase, and the Purchase Plan will continue in effect in accordance with the terms and provisions last approved by the stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

          Because the Purchase Plan provides employees with a meaningful incentive to remain with the Company by offering them an opportunity to acquire a proprietary interest in the Company and serves to further align their interests with those of the stockholders, the Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the Purchase Plan which will increase the number of shares available for issuance under the Employee Stock Purchase Plan.

                                  PROPOSAL 3:

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

          The firm of Coopers & Lybrand served as independent public accountants for the Company for the fiscal year ended November 28, 1993. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the meeting to ratify the selection of Coopers & Lybrand by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending November 27, 1994, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of Coopers & Lybrand, the Board of Directors would reconsider such selection.

          A representative of Coopers & Lybrand will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.

                             STOCKHOLDER PROPOSALS

          Stockholder proposals intended to be considered at the 1995 Annual Meeting of Stockholders must be received by Measurex no later than November 3, 1994. The proposal must be mailed to the Company's principal executive offices, One Results Way, Cupertino, California 95014, Attention: Corporate Secretary. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

          Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

          It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person provided such person supplies the inspector of elections with satisfactory proof of share ownership as of the record date or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                      By Order of the Board of Directors,


                                      Charles Van Orden
                                      Secretary


March 3, 1994
Cupertino, California

THIS EMPLOYEE STOCK PURCHASE PLAN (THE "PLAN") IS TRANSMITTED TO THE SEC IN THIS ANNEX 1 PURSUANT ITEM 10 OF SCHEDULE 14A. THE PLAN HAS NOT BEEN DISTRIBUTED TO STOCKHOLDERS AND SHALL NOT BE DEEMED "PROXY SOLICITATING" MATERIAL.


                             MEASUREX CORPORATION
                             --------------------

                          EMPLOYEE STOCK PURCHASE PLAN
               (AMENDED AND RESTATED EFFECTIVE DECEMBER 14, 1993)
               --------------------------------------------------



     I.     PURPOSE
            -------

          The Measurex Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of Measurex Corporation (the "Company") and such of its wholly-owned United States and Canadian subsidiaries ("Participating Subsidiaries") as the Board of Directors of the Company shall from time to time designate, with an opportunity to acquire a proprietary interest in the Company through their participation in a plan which will allow them to purchase common stock of the Company at a discount through regular payroll deductions.

     II.    ADMINISTRATION
            --------------

          The Plan shall be administered by the Company's Board of Directors (the "Board") or by a committee (the "Committee") comprised of at least three Board members appointed from time to time by, and serving at the pleasure of, the Board. If the Committee is appointed, no member of the Committee while serving as such shall be, or during the one-year period prior to such service shall have been, eligible to participate in the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Company or its affiliates (including Participating Subsidiaries), except to the extent such member may become entitled to one or more periodic option grants pursuant to the automatic grant provisions of the Company's 1993 Stock Option Plan (or the predecessor 1981 Stock Option Plan).

          The Plan Administrator (whether the Board or the Committee) shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

     III.   PURCHASE PERIODS
            ----------------

          The Plan shall be implemented in a series of Purchase Periods over the term of the Plan. Each Purchase Period shall have a commencement date determined by the Plan Administrator and shall be of a duration of three months. The commencement date of the first Purchase Period shall be June 1, 1980, provided
(i) the Plan shall have been approved prior to such date by the Company's shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Company's common stock is listed and all other applicable requirements established by law or regulation. No two Purchase Periods shall run concurrently, and no Purchase Period shall have a commencement date later than the first day of the second fiscal quarter of fiscal year 2000.

     IV.    ELIGIBILITY AND PARTICIPATION
            -----------------------------

          (a) Every employee of the Company or a Participating Subsidiary is eligible to participate in the Plan during a Purchase Period if on the commencement date of such Purchase Period the employee:

          (i) has completed at least six months of service with the Company or a Participating Subsidiary;

          (ii) is not employed on a basis which customarily requires less than 20 hours of service per week or less than five months of service per calendar year; and

          (iii) is on the payroll of either the Company or any Participating Subsidiary.

          (b) In order to participate in the Plan for a particular Purchase Period, an eligible employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase right agreement and a payroll deduction authorization) and file such forms, no later than 15 days prior to the commencement date of the Purchase Period, with the Plan Administrator or its designate.

          (c) The payroll deduction authorized by a participating employee may be at any rate from 2% through 10% (in a multiple of 1%) of the salary or wages (including bonuses, commissions, overtime pay and any salary deferral contributions made to the qualified Code Section 401(k) program in effect under the Company's Savings and Deferred Profit-Sharing Plan) paid to such employee during the relevant Purchase Period. The deduction rate so authorized shall continue in effect for the entire Purchase Period and each subsequent Purchase Period, unless the employee shall, not less than 15 days prior to the commencement of a Purchase Period, elect a different rate by filing the appropriate form with the Plan Administrator or its designate. The new rate shall become effective as of the Purchase Period commencing immediately after the filing of such form. Payroll deductions, however, will automatically cease if the employee's right to purchase is terminated in accordance with Section VI(d) or (e).

     V.  STOCK SUBJECT TO PLAN
         ---------------------

          (a) The stock which is purchasable by employees under the Plan shall be the Company's authorized but unissued shares of common stock, $0.01 par value ("Stock"), or shares of such Stock reacquired by the Company and held as Treasury shares, including shares purchased on the open market. The total number of shares which may be sold to employees under the Plan shall not exceed 1,225,000* shares (subject to adjustment under subparagraph (b) below).

          (b) In the event any change is made to the Stock purchasable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration), then unless such change is the result of a transaction described in Section VI(j), appropriate adjustments shall be made by the Plan Administrator to (I) the class and maximum number of shares purchasable under the Plan and (II) the class and number of shares and price per share of Stock subject to outstanding purchase rights held by employees under the Plan.

     VI.  PURCHASE RIGHTS
          ---------------

          An eligible employee who participates in the Plan for a particular Purchase Period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute an agreement embodying such terms and conditions and such other provisions, not inconsistent with the Plan, as the Plan Administrator may deem advisable.

          (a)  Purchase Price.  The Purchase Price per share for each purchase
               --------------
period commencing on or after April 25, 1990 shall be the lesser of (i) 85% of
                                                          ------
the fair market value per share of Stock on the date on which the purchase right is granted or (ii) 85% of the fair market value per share of Stock on the date on which the right is exercised. For purposes of the preceding sentence, the fair market value per share of Stock on any relevant date shall be the mean of the highest and lowest selling prices per share, as

- ----------------------
* The number of shares has been adjusted to reflect (i) the two-for-one stock split effected on January 3, 1984, (ii) the two-for-one stock split effected on February 20, 1987 and (iii) the 225,000-share increase authorized by the Board on December 14, 1993, subject to shareholder approval at the 1994 Annual Meeting. From and after December 15, 1993, the maximum number of shares which may be issued under the Plan shall not exceed ____________ shares, subject to adjustment in the event of certain changes in corporate structure.

officially quoted on the New York Stock Exchange--Composite Tape, on such date, or, if there are no selling prices quoted for such date, then on the immediately preceding date for which such quotations exist.

          (b)  Number of Shares.  The number of shares purchasable by a
               ----------------
participant for any particular Purchase Period shall be the number of whole shares obtained by dividing the balance credited to the participant's individual account under the Plan as of the last day of the Purchase Period by the Purchase Price in effect for such Purchase Period.

          (c)  Payment.  Payment for Stock under the Plan shall be effected by
               -------
means of the participant's authorized payroll deductions, which shall begin with the first pay period which ends coincident with or immediately following the commencement date of the relevant Purchase Period and shall terminate with the pay period ending with or immediately prior to the last day of the Purchase Period. The amounts so deducted shall be credited to the Plan account maintained on the participant's behalf on the Company's books, and to the extent it is practicable to deposit the deducted amounts in an interest-bearing account maintained for Plan participants with a responsible bank or other financial institution, the amounts credited to participant's account shall accrue interest at the same rate as the interest-bearing account. Should it not be practicable to establish or maintain such an interest-bearing account, then the deducted amounts may be commingled with the general assets of the Company and used for its general corporate purposes without the payment of interest.

          (d)  Termination of Purchase Right.  A participant may, at any time
               -----------------------------
prior to the last 15 days of the Purchase Period, terminate his/her purchase right by filing the prescribed notification form with the Plan Administrator or its designate. Any amounts deducted from the participant's pay or otherwise collected from him/her by reason of his/her participation in the Plan for such Purchase Period shall be refunded, and no further amounts will be collected from the participant (by payroll deduction or otherwise) during the remainder of the Purchase Period. The termination of such right shall be irrevocable with respect to the Purchase Period to which it pertains and shall require the participant to re-enroll in the Plan (by making a timely filing of a new purchase right agreement and payroll deduction authorization) if he/she wishes to resume participation in a subsequent Purchase Period.

          (e)  Termination of Employment.  If a participant ceases to be an
               -------------------------
Employee for any reason (including death or retirement) during a Purchase Period, his/her purchase right shall immediately terminate and all payroll deductions previously collected from the participant for that Purchase Period shall be refunded to the participant or the personal representative of his/her estate. For all purposes under the Plan, an individual shall be deemed to be an Employee for so long as such individual remains in the employ of the Company or any Participating Subsidiary.

          (f)  Exercise.  Each purchase right other than a right which has
               --------
been previously terminated in accordance with Section VI(d) or (e) shall be exercised automatically on the last business day of the Purchase Period. The exercise of the purchase right shall be effected by applying the amount credited to each participant's account on the exercise date to the purchase of whole shares of Stock at the Purchase Price. Any amount remaining in the participant's account after such application shall be held for the purchase of Stock in the next Purchase Period.

          (g)  Proration of Purchase Rights.  If the total number of shares of
               ----------------------------
Stock for which purchase rights are to be exercised on any particular date exceeds the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and non-discriminatory basis, and any payroll deductions not applied to the purchase of Stock shall be refunded to the participants.

          (h)  Rights as Shareholder.  A participant shall have no rights as a
               ---------------------
shareholder with respect to shares covered by any purchase right granted him/her under the Plan until such right is exercised. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of exercise.

          As soon as practicable after the date of exercise, the participant shall be issued a stock certificate for the number of shares for which his/her purchase right has been exercised. Such certificate may, upon the participant's request, be issued in the names of the participant and his/her spouse as community property or as joint tenants with right of survivorship.

          (i)  Assignability.  No purchase right granted under the Plan shall be
               -------------
assignable or transferable by a participant, and the purchase right shall be exercisable only by the participant.

          (j)  Merger or Liquidation of Company.  In the event the Company or
               --------------------------------
its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation or in the event the Company is liquidated, then the Plan Administrator may, in connection with the consummation of such sale, merger, reorganization or liquidation, cancel each outstanding purchase right and refund all sums previously collected from participants during the Purchase Period or, in its discretion, provide each participant with an election to exercise one of the two alternatives below:

          A. receive a cash refund of all sums previously collected from the participant during the Purchase Period; or

          B. have his/her outstanding purchase right exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation and thereby have the balance of his/her account applied to the purchase of whole shares of Stock at the Purchase Price. The balance of the account not so applied shall be promptly refunded.

          (k)  Interest.  Interest shall be paid on any sums refunded to a
               --------
participant by reason of the termination of his/her purchase right prior to exercise, provided and only if: (i) the refunded sums were held in an interest-
          --------------------
bearing account maintained for Plan participants or (ii) the Plan Administrator determines that payment of interest on the refunded sums is necessary to satisfy applicable requirements of Federal or state law or regulation.

     VII.  AMENDMENT
           ---------

          The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect rights
          --------
and obligations with respect to purchase rights at the time outstanding under the Plan; and provided, further, that no such action of the Board may, without
              -----------------
the approval of shareholders of the Company, increase the number of shares of Stock issuable under the Plan (unless necessary to effect the adjustment required by Section V(b)), extend the term of the Plan, alter the purchase price formula so as to reduce the purchase price specified in the Plan, otherwise materially increase the benefits accruing to participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

     IX.  GENERAL PROVISIONS
          ------------------

          (a)  The Plan became effective on June 1, 1980.  On February 2,
1989, the Board amended the Plan to authorize the issuance of Treasury shares under the Plan, including shares purchased on the open market. The Board further amended the Plan effective April 10, 1989 to except automatic option grants under the Company's Stock Option Plan (1981) from the requirement that members of the Committee administering the Plan be ineligible to participate in the Plan or any other stock option, stock bonus or stock plan of the Company.
On April 25, 1990, the Company's shareholders approved an amendment and restatement of the Plan which extended the term of the Plan to the last day of the second fiscal quarter in fiscal year 2000 and reduced the Purchase Price for shares offered under the Plan to the lesser of (i) 85% of the fair market value
                                     ------
per share on the date on which the Purchase

Period begins or (ii) 85% of the fair market value per share on the date on which the Purchase Period ends.

          (b) This December 14, 1993 restatement incorporates the amendment to the Plan authorized by the Board on December 14, 1993 which (i) provides explicit authority for eligible employees of the participating Canadian subsidiaries to participate in the Plan and (ii) increases the number of shares available for issuance under the Plan from 1,000,000 shares to 1,225,000 shares of Stock. The 225,000-share increase, however, is subject to shareholder approval at the 1994 Annual Meeting, and none of the shares subject to such increase shall be issued under the Plan until such approval is obtained. Should shareholder approval of the 225,000-share increase not be obtained at the 1994 Annual Meeting, then that increase shall not be implemented, and the number of shares authorized for issuance over the term of the Plan shall be limited to 1,000,000 shares of Stock, as adjusted from time to time pursuant to Section V(b) above.

          (c)  The Plan shall terminate upon the earlier of (i) the last day
                                                   -------
of the second fiscal quarter in fiscal year 2000 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

          (d) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

          (e) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its subsidiaries for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

          (f) The provisions of the Plan shall be governed by the laws of the State of Delaware.

                              MEASUREX CORPORATION
                                     PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 19, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints DAVID A. BOSSEN and JOHN W. LARSON, and each or either of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of MEASUREX CORPORATION, held of record by the undersigned on February 24, 1994 at the Annual Meeting of Stockholders of Measurex Corporation to be held April 19, 1994, or at any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2 AND 3.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2 AND 3 IF NO SPECIFICATION IS MADE.

1.  ELECTION OF DIRECTORS

    [_] FOR all nominees   [_] WITHHOLD AUTHORITY   [_] EXCEPTIONS
        listed below           to vote for all
                               nominees

INSTRUCTION: To withhold authority to vote for any individual nominee mark the "EXCEPTIONS" box, and strike a line through the nominee's name in the list below:

              Paul Bancroft III; Dwight C. Baum; John C. Gingerich


2. To approve the amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,000,000 to 1,225,000 shares.

    [_] FOR                 [_] AGAINST              [_] ABSTAIN


3. To ratify the selection of Coopers & Lybrand as independent auditors of the Company.

    [_] FOR                 [_] AGAINST              [_] ABSTAIN


4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.


    Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              DATED:______________________________________, 1994


                              _________________________________________________
                                                   Signature

                              _________________________________________________
                                    (Additional signature if held jointly)

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.